UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

NEXT-ChemX Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive, Summerlin South, 300, Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

(725) 867-0789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Item 4.01 Changes in Registrant’s Certifying Accountant

NEXT-ChemX Corporation (the “Company”) Board of Directors has appointed Fruci & Associates II PLLC, Certified Public Accountants based in Spokane, Washington (www.fruci.com) as the new audit firm of the Company following the announcement by the Securities and Exchange Commission (the “SEC”) in its press release (#2024-51 dated May 3, 2024) that the Company’s previous auditor was no longer able to appear or practice before the SEC as an accountant.

The Company is required to file its first quarter 2024 financial quarterly report on Form 10-Q with the SEC by May 20, 2024 following the request for an extension submitted today, however, the Company has learned that it will not be possible for Fruci & Associates to begin the review of the quarterly filing until May 20 due to its current workload.

Therefore the Company will not be able to complete its first quarter review in a timely fashion, due to circumstances beyond its control, and will be late in filing.

The Company has already prepared extensively for the current quarterly review and for the requirement that Fruci & Associates conduct a thorough analysis of the financial statements of the Company’s previously audited financial statements. The Company has no reason to believe that any of the previously issued financial statements cannot be relied upon because of an error in the statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	By:	/s/ J. Michael Johnson
	Name:	J. Michael Johnson
	Title:	President